Exhibit 10.13
SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of July 2nd, 2021, but effective for all purposes as of June 29, 2021 (the “Effective Date”), between TWFG HOLDING COMPANY, LLC, a Texas limited liability company (the “Borrower”) and successor by conversion to RFB Interests, Inc., a Texas corporation, and BBVA USA, an Alabama banking corporation (“Lender”). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
A.Borrower and Lender are party to that certain Second Amended and Restated Credit Agreement dated as of June 5, 2017 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 22, 2018, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of July 18, 2018, Third Amendment to Second Amended and Restated Credit Agreement dated as of July 30, 2019, Fourth Amendment to Second Amended and Restated Credit Agreement dated as of July 22, 2020, and Fifth Amendment to Second Amended and Restated Credit Agreement dated as of December 4, 2020, and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
B.Borrower and Lender have agreed to amend the Credit Agreement in order to, among other things, to extend the Revolving Credit Termination Date and remove Richard F. Bunch, III as an individual guarantor, in each case, subject to the terms and conditions of this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:
1.Amendments to Credit Agreement.
(a)Section 1.1 (Definitions and Terms) of the Credit Agreement is amended to add the following defined term in its appropriate alphabetical order:
“Evolution means Evolution Agency Management, LLC a Texas limited liability company, and a wholly owned Subsidiary of Borrower.”
(b)Section 1.1 (Definitions and Terms) of the Credit Agreement is amended to amend and restate the following defined terms:
“Guarantor means General Agency, TWFG Insurance, PFC, Evolution, any other Subsidiary of Borrower (excluding Newco), and any other Person executing a Guaranty.
Guaranty means with respect to all Guarantors, a guaranty substantially in the form of Exhibit B-2.
LIBOR means, as of any date of determination, the London Interbank Offered Rate, as determined by ICE Benchmark Administration Limited (or any successor or substitute therefor acceptable to Lender) for U.S. dollar deposits for a one-month period (the “Reference Period”), as obtained by Lender from Reuters, Bloomberg or another commercially available source as may be designated by Lender from time to time (the “Screen Rate”), as of the date that is two (2) Business Days before each Payment Date; provided that such rate (or any then-current

Benchmark) may be adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; and provided, further, that “LIBOR” shall not in any event include any rate that may be published at any time on a non-representative or “synthetic” basis pursuant to the exercise of any regulatory power of the U.K. Financial Conduct Authority (“FCA”). Notwithstanding the foregoing, LIBOR shall not in any event be less than 0.00%. The Screen Rate shall be re-set effective as of each Payment Date but shall initially be determined as if the Closing Date were a Payment Date. As used herein, “Benchmark” means LIBOR or any Benchmark Replacement (as defined below) that has become effective in accordance herewith, as applicable.
Notification and Limitation of Liability - LIBOR and Related Matters. LIBOR is derived from the London Interbank Offered Rate, which is currently administered by ICE Benchmark Administration Limited (“IBA”; and the London Interbank Offered Rate for U.S. dollars, “USD LIBOR”). The FCA announced in July 2017 that, after December 31, 2021, it would no longer persuade or compel contributing banks to make rate submissions to IBA. In December 2020, however, IBA issued a public consultation on its intention to extend the publication of certain dominant tenors of USD LIBOR until June 30, 2023. On March 5, 2021, further to that consultation, IBA announced that it will (i) permanently cease the publication of all non-U.S. dollar denominated settings and the one-week and two-month settings of USD LIBOR on December 31, 2021 and (ii) permanently cease the publication of the overnight, one-month, three-month, six-month, and twelve-month settings of USD LIBOR on June 30, 2023, unless the FCA exercises certain proposed new powers to require IBA to continue publication using a changed methodology, i.e., on a “synthetic basis”; also on March 5, 2021, the FCA announced that all LIBOR settings will either permanently cease or will no longer be representative immediately after the respective termination dates described in the IBA announcement. As a result, all USD LIBOR settings will cease to be available as representative benchmark rates immediately after June 30, 2023 (or after December 31, 2021 in the case of the one-week and two-month settings). The provisions below provide a mechanism to determine an alternative rate of interest when LIBOR (or any other Benchmark) or any component thereof is no longer available or representative and in certain other circumstances if so elected by Lender, and permit Lender to make changes to give effect to any Benchmark Replacement. Neither Lender nor any of its affiliates warrants or accepts any responsibility for, or will have any liability with respect to (i) the administration or submission of, or any other matter related to, LIBOR (or any component thereof) or any Benchmark Replacement (or any component thereof), including, without limitation, whether any Benchmark Replacement will have the same value as, be economically equivalent to, or have the same volume or liquidity as, LIBOR or any other Benchmark that is replaced or (ii) the effect, implementation or composition of any Conforming Changes (defined below).
Benchmark Replacement. Notwithstanding anything to the contrary herein (including Section 13.6):
(a) if, before the Reference Time for any rate setting hereunder, with respect to any then-current Benchmark (or any published component thereof):
Benchmark Transition Event- (i) if the then-current Benchmark is LIBOR, IBA has permanently or indefinitely ceased to publish such rate or component, or such rate or component is published by IBA on a non-representative or “synthetic” basis following the date after which the FCA has announced that such rate or component is no longer representative, (ii) if the then-

current Benchmark is not LIBOR, there has been a public statement or publication of information by such rate’s or such component’s administrator announcing that such administrator has ceased or will cease to provide the rate or component permanently or indefinitely, or by such administrator’s regulatory supervisor, the Federal Reserve Board and/or Federal Reserve Bank of New York (the “FRB/NYFRB”), or an official or entity with insolvency or resolution authority over such administrator, to the same effect (provided, that at the time of the applicable statement or publication, there is no successor administrator that will continue to provide the rate or component), and such administrator has permanently or indefinitely ceased to provide the rate or component, or (iii) as to any then-current Benchmark, there has been a public statement or publication of information by the regulatory supervisor for such rate or component announcing that such rate or component is no longer representative, or announcing that such rate or component will no longer be representative as of a specified future date and such date has occurred, or
Early Opt-in- if the then-current Benchmark is LIBOR, Lender has determined that at least ten U.S. dollar credit facilities contain, as a benchmark rate, any rate based on the secured overnight financing rate and, at least one Business Day before the day such Reference Time occurs, has sent a notice to Borrower of Lender’s election to trigger a fallback from LIBOR, then, without amendment hereto or further action or consent of Borrower or any other person, such Benchmark shall be replaced for such setting and subsequent settings by the first of the following for a Corresponding Tenor that Lender can determine (a “Benchmark Replacement”):
(1) Term SOFR- a forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) selected or recommended by the FRB/NYFRB or a committee officially endorsed or convened thereby (the “Relevant Body”) if displayed on a screen or service selected by Lender (a “Screen”), plus the Spread Adjustment;
(2) Daily Simple SOFR- the secured overnight financing rate (“Daily Simple SOFR”) if displayed on a Screen (with conventions, including a look-back, established by Lender in accordance with selections or recommendations by the Relevant Body for business loans, except as Lender determines not to be feasible), plus the Spread Adjustment;
(3) Lender Selected- an alternative rate plus a Spread Adjustment, all selected in Lender’s sole discretion giving due consideration to any selection or recommendation by the Relevant Body or evolving or prevailing market conventions; provided, that clauses (1) and (2) above shall apply only if LIBOR is the Benchmark then being replaced, except as set forth in clause (b) below. As used herein:
“Reference Time” for a setting means a time determined by Lender, which, for LIBOR, shall represent the time as of which the Screen Rate would have been determined two Business Days earlier.
“Corresponding Tenor” means a tenor or period about the same length as the Reference Period.
“Spread Adjustment” means (i) with respect to Term SOFR or Daily Simple SOFR, 0.11448% and (ii) for all other purposes, an adjustment (which may be a positive or negative value or zero) selected by Lender in its sole discretion.

(b)if at any time after an event under “Benchmark Transition Event” or “Early Opt-in” above results in a Benchmark Replacement (except Term SOFR) Lender determines that the Relevant Body has recommended Term SOFR for credit facilities and that Lender is capable of administering Term SOFR, then if Lender elects to send Borrower a notice thereof, for any rate setting whose Reference Time is at least 30 days after it sends such notice the “Benchmark Replacement” shall revert to and shall be deemed to be as set forth under “Term SOFR” in clause (a) above.
(c)Lender may in its sole discretion from time to time make any technical, administrative or operational changes (“Conforming Changes”) that it decides may be appropriate to reflect the adoption or implementation of any Benchmark Replacement (including the implementation of Term SOFR pursuant to clause (b) above), which may include, among other things, changes affecting the calculation method, the Reference Period or the timing or frequency of determining rates (including whether to adjust for intraday republication) or making payments, the length of lookback periods, the applicability of breakage provisions, or the incorporation of floor rates to the Benchmark Replacement or a component thereof (including application of the floor, if any, on the Benchmark that is replaced); any amendments implementing such Conforming Changes will become effective without any further action or consent from Borrower or any other person. In addition, if at any time Lender in its sole discretion determines that a Benchmark (or component thereof) is unavailable or otherwise cannot reasonably be ascertained, or has become impractical or unlawful for, or does not adequately and fairly reflect the effective cost to Lender of, making or maintaining this credit, Lender may substitute therefor a value or rate (which may include a Spread Adjustment) on a temporary basis without limiting its right to reinstate such Benchmark (or implement a Benchmark Replacement) thereafter.
Revolving Credit Termination Date means the earlier of (a) June 28, 2022, or (b) the effective date that Lender’s Commitment to make Loans under the Revolving Credit Facility under this Agreement is otherwise canceled or terminated in accordance with Section 12 of this Agreement or otherwise.”
(c)Section 4.1 (Notification and Limitation of Liability - Libor and Related Matters) of the Credit Agreement is amended to amend and restate such Section 4.1 as follows:
“4.1 Reserved.”
(d)Section 4.2 (Benchmark Replacement) of the Credit Agreement is amended to amend and restate such Section 4.2 as follows:
“4.2 Reserved.”
(e)Section 6.3 (Guaranties) of the Credit Agreement is amended to amend and restate such Section 6.3 as follows:
“Section 6.3    Guaranties. Each Subsidiary of Borrower shall guaranty the complete payment and performance of the Obligation (including the Term Loan, the Term Loan B, the Term Loan C and the Revolving Credit Facility) by executing and delivering a Guaranty to Lender on the Closing Date or within ten (10) Business Days after such Company is created or acquired.”

(f)Section 8.1(f) (Items to be Furnished) of the Credit Agreement is deleted in its entirety and replaced with “[Intentionally Omitted].”
(g)Exhibit B-1 (Guaranty - Richard F. Bunch, III) is hereby deleted in its entirety and replaced with “[Intentionally Omitted].”
2.Release of Richard Bunch Guaranty. As of the Effective Date, Lender hereby releases Richard F. Bunch, III from that certain Second Amended and Restated Guaranty dated June 5, 2017, executed by Richard F. Bunch, III in favor of Lender and executed in connection with the Credit Agreement, and Lender claims no further interest in such guaranty, excluding only those obligations which expressly survive termination and release.
3.Conditions. This Amendment shall be effective on the Effective Date once each of the following have been executed and delivered to Lender, in form and substance satisfactory to Lender:
(a)this Amendment executed by Borrower and Lender, together with the Guarantors’ Consent and Agreement executed by the Guarantors;
(b)copies of certificates of good standing, existence, or their equivalent with respect to Borrower and Guarantors, certified as of a recent date by the appropriate Governmental Authority of the state of its organization;
(c)satisfactory UCC lien search results for each Company; and
(d)such other documents as Lender may reasonably request.
4.Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite limited liability company action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) after giving effect to this Amendment, it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.
5.Scope of Amendment; Reaffirmation; RELEASE. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this

Amendment). AS A MATERIAL PART OF THE CONSIDERATION FOR LENDER ENTERING INTO THIS AMENDMENT, BORROWER HEREBY RELEASES AND FOREVER DISCHARGES LENDER (AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER MAY HAVE OR CLAIM TO HAVE AGAINST LENDER.
6.Miscellaneous.
(a)No Waiver of Defaults. Except as expressly set out above, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
(b)Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.
(c)Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
(d)Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.
(e)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
(f)Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile or by portable document format (PDF). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.
(g)Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h)Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signatures appear on the following pages.]

The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER:

TWFG HOLDING COMPANY, LLC,
a Texas limited liability company

By:	/s/ Richard F. Bunch, III
Richard F. Bunch, III
President
Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement

LENDER:

BBVA USA

By:	/s/ Cindy Young
Cindy Young
Senior Vice President

Signature Page to Sixth Amendment to Second Amended and Restated Credit Agreement